UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 8, 2004

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, Texas 77067

(Address of principal executive offices) (Zip Code)

281-591-4000

Registrant’s telephone number,

including area code

ITEM 9. REGULATION FD DISCLOSURE.

FMC Technologies, Inc. has decided to cease obtaining legal services from the Chicago law firm of Winston & Strawn. As has been reported in its proxy statement and Form 10-K, one of the members of FMC Technologies’ Board of Directors is a member of that law firm. Although the director is not directly involved in the legal services provided to FMC Technologies, the Company has decided to take this action in order to avoid any appearance, regardless of the size or nature, of an inconsistency with its corporate governance principles which prohibit any material relationship with a board member’s employer. The decision to terminate the relationship is not the result of a dispute or disagreement with the firm.

This information is being furnished under Item 9 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The posting and furnishing of this information is not intended to, and does not, constitute a determination by FMC Technologies, Inc. that the information is material or that investors should consider this information before deciding to buy or sell FMC Technologies, Inc. securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ William H. Schumann, III

William H. Schumann, III Senior Vice President, Chief Financial Officer and Treasurer

Date: April 8, 2004